UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

(e)

On July 16, 2014, Violin Memory, Inc. (the “Company”) adopted the FY15 Named Executive Officer Performance Bonus Plan (the “Plan”) to motivate senior executives to achieve short-term and long-term corporate performance objectives relating to the Company’s performance, thereby increasing stockholder value, by making a portion of their cash compensation dependent upon the achievement of the performance objectives.

The material terms of the Plan are summarized below.

Administration – the Plan is administered by the Compensation Committee of the Company’s Board of Directors.

Plan Period – the Plan is effective for fiscal year 2015, from February 1, 2014 through January 31, 2015 (the “Plan Period”).

Eligibility – the Company’s Chief Executive Officer, Chief Financial Officer, and Senior Vice President, Global Sales and Field Operations are eligible to participate in the Plan.

Total Target Bonus Opportunities – the total target bonus opportunities are determined by the Compensation Committee and are as follows: Chief Executive Officer – 100% of base salary; Senior Vice President, Global Sales and Field Operations – 100% of base salary; and Chief Financial Officer – 80% of base salary.

Performance Goals – the Compensation Committee determined that the officers’ total target bonus opportunity will be divided into two performance goals, annual operating plan revenue and annual operating plan operating margin, each of which will constitute 50% of the officers’ total target bonus opportunity. In accordance with the provisions of the Plan, the officers’ total target bonus opportunity may be increased or decreased if the Company’s actual performance either exceeds or does not meet the performance goals.

Plan Payments – Plan payments, if any, will be paid within 90 days following the end of the Plan Period, subject to approval by the Compensation Committee as to the level of achievement of the performance goals. Plan payments are based on each officer’s base salary, as defined in the Plan. The officer must be employed by the Company at the time of payout to be deemed earned and payable.

The Company does not disclose publicly its financial goals because the information is an integral part of the Company’s business planning and therefore is highly confidential commercial and business information. Disclosing financial goals would provide the Company’s competitors and others with insights into the Company’s business planning and cause competitive harm. At the time the Board of Directors approved the financial goals, it believed the goals were challenging, but achievable, based on a review of the Company’s operating plan and the Board of Directors’ assessment of the general economic and business environment. Pursuant to the terms of the Chief Executive Officer’s offer letter dated February 1, 2014, which was filed with the SEC as an exhibit to a Form 8-K on February 6, 2014, Mr. DeNuccio’s bonus for fiscal year 2015 is guaranteed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: July 22, 2014	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer